UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On November 7, 2014, Sealed Air Corporation (the “Company”) announced that it commenced a cash tender offer and consent solicitation (the “Tender Offer and Consent Solicitation”) for any and all of its outstanding $750 million aggregate principal amount of 8.125% Senior Notes due 2019 (the “2019 Notes”).

Concurrently with the announcement of the Tender Offer and Consent Solicitation, the Company announced that it has commenced a consent solicitation (the “Consent Solicitation”) with respect to its outstanding $750 million aggregate principal amount of 8.375% Senior Notes due 2021. A copy of the press release, dated November 7, 2014, announcing the commencement of the Tender Offer and Consent Solicitation and the Consent Solicitation is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Also, on November 7, 2014, the Company announced that it intends to offer $750 million aggregate principal amount of senior unsecured notes due 2022 (the “2022 Notes”) and senior unsecured notes due 2024 (together with the 2022 Notes, the “Notes”). The Notes will be guaranteed on a senior unsecured basis by all of the Company’s wholly-owned domestic subsidiaries that guarantee the senior secured credit facilities. The Company intends to use the net proceeds from the offering to repurchase, redeem or satisfy and discharge all of its outstanding 2019 Notes, to pay consent fees in connection with the Consent Solicitation, in each case including any premiums, fees and expenses in connection therewith and for general corporate purposes. A copy of the press release, dated November 7, 2014, announcing the offering of the Notes, is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

On November 7, 2014, the Company announced the pricing of its offering of the Notes which was upsized from $750 million to $850 million. Net proceeds from the sale of the Notes, after initial purchasers’ discounts and commissions and the Company’s estimated fees and expenses, are expected to be approximately $837 million. The Company expects the offering to close on November 24, 2014, subject to customary closing conditions. A copy of the press release, dated November 7, 2014, announcing the pricing of the offering is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

The Notes and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated November 7, 2014, announcing the commencement of the Tender Offer and Consent Solicitation and the Consent Solicitation.

99.2	Press release, dated November 7, 2014, announcing the offering of the Notes.

99.3	Press release, dated November 7, 2014, announcing the pricing of the offering of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Norman D. Finch Jr.
Name:	Norman D. Finch Jr.
Title:	Vice President, General Counsel and Secretary

Dated: November 7, 2014

Exhibit Index

99.1	Press release, dated November 7, 2014, announcing the commencement of the Tender Offer and Consent Solicitation and the Consent Solicitation.

99.2	Press release, dated November 7, 2014, announcing the offering of the Notes.

99.3	Press release, dated November 7, 2014, announcing the pricing of the offering of the Notes.

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